Exhibit 4.3

THE WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DEVAX, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. CS 2003-02	May 3, 2007

THIS CERTIFIES THAT, for value received, Biosensors Europe S.A., as assignee of Occam International, B.V., with its principal office at Beemdstraat 23, 5653 MA Eindhoven, The Netherlands, (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from DEVAX, INC., a Delaware corporation, with its principal office at 13700 Alton Parkway, Suite 164, Irvine, California 92618 (the “Company”) Six Hundred and Fifty Eight Thousand, Three Hundred and Thirty Five (658,335) shares of Common Stock of the Company at an exercise price of Two and 96/100 Dollars ($2.96) per share (the “Exercise Price”). For purposes of this Warrant, such shares of Common Stock shall be “Warrant Shares.” The term “Warrant Shares” as used herein includes the shares or other securities of the Company (and such other securities or property into which such shares or other securities may hereafter be changed) which are at the time receivable by the Holder upon exercise of this Warrant. The term “Warrant” as used herein shall include this Warrant and any Warrant delivered in substitution or exchange herefor, as provided herein. Certain rights and obligations attach to this Warrant pursuant to that certain Amended and Restated Investor Rights Agreement dated as of August 6, 2001, as amended February 12, 2004 (the “Investor Rights Agreement”), between the Company, certain investors in the Company and the original Holder of this Warrant, a copy of which is available from the Company upon request.

1. EXERCISE PERIOD. “Exercise Period” shall mean the period:

(a) commencing with the successful completion of (i) a 28-day animal study resulting in greater than fifty percent (50%) reduction in Late Loss in straight stent segments in those animals when compared to similar segments in the applicable bare metal control group, and (ii) thirty (30) human implants resulting in an average of less than 0.35mm Late Loss in straight stent segments at the 6-month angiographic follow-up, in each case utilizing the Devax Stents with Occam’s Drug/Polymer Composite Formulation (all terms in the foregoing have the meaning set forth in the License Agreement between the Company and the original Holder of this Warrant dated December 22, 2003) (the “License Agreement”), and

(b) ending five (5) years thereafter, unless sooner terminated as provided below.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check, (ii) by cancellation of indebtedness or (iii) by Net Exercise under Section 2.1 hereto; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant and within ten (10) days thereafter, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

In the event this Warrant is exercised for less than all of the Warrant Shares issuable upon exercise hereof, the Company shall cancel this Warrant and, within ten (10) days after this Warrant has been surrendered, execute and deliver to the Holder a new warrant of like tenor representing the number of unexercised Warrant Shares. Notwithstanding anything contained to the contrary herein, this Warrant may not be exercised during the twenty (20) day period immediately prior to the closing of the Company’s initial public offering of its capital stock.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one (1) share of the Warrant Shares is greater than the Exercise Price (at the date of calculation as set forth below) in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y (A-B)
A

Where X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one (1) share of the Warrant Shares (at the date of such calculation)

B =	Exercise Price (adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one (1) share of the Warrant Shares shall be determined by the Company’s Board of Directors in good faith, provided, however, that:

(a) in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Warrant Share is convertible at the time of such exercise;

(b) in the event that this Warrant is exercised pursuant to this Section 2.1 while the Company’s Common Stock is publicly traded, the fair market value per share shall be the closing price of the Company’s Common Stock as quoted by NASDAQ or listed on any exchange, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the trading day immediately prior to the date of the Holder’s election hereunder; or

(c) in the event that this Warrant is exercised in connection with a Corporate Event or Qualified Corporate Event (such as defined in Section 7), then the fair market value of one (1) Warrant Share shall be equal to the per share price paid to the Company’s stockholders for each Warrant Share in such Corporate Event or Qualified Corporate Event (the “Merger Payment”). In the event that such Merger Payment includes any earn-outs, deferred payments or similar future contingent payments (the “Future Payments”), the value of such Future Payments for the purpose of calculating the Merger Payment shall be determined in good faith by the Company’s Board of Directors.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Warrant Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued Warrant Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Shares to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3 Notices of Record Date. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Warrant Shares under the Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a Warrant Share by such fraction.

7. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In the event of, at any time during the Exercise Period, (a) any capital reorganization or any reclassification of the capital stock of the Company, (b) the consolidation or merger of the Company with or into another corporation, or (c) the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (collectively, a “Corporate Event”), then the Holder hereunder shall have the right at any time or times thereafter to exercise this Warrant, and upon such exercise the Holder shall receive the kind and number of shares or securities or other property to which a holder of the number of Warrant Shares deliverable upon exercise of this Warrant would have been entitled upon such Corporate Event; provided, however, in the event that (i) the consideration received in such Corporate Event is cash or (ii) the consideration received in such Corporate Event is shares that are of a publicly traded company listed on a national market or exchange (collectively, a “Qualified Corporate Event”), then the Company shall provide to the Holder twenty (20) days advance written notice of such Qualified Corporate Event and this Warrant shall be automatically net exercised pursuant to the terms of Section 2.1 unless exercised prior to the date of such Qualified Corporate Event. The Holder shall remain obligated to deliver to the Company the Notice of Exercise subsequent to such automatic net exercise. In the event of a Corporate Event during the period between the date of grant and the beginning of the Exercise Period, and the License Agreement is terminated pursuant to Section 11.4 thereof, this warrant shall terminate.

8. REGISTRATION RIGHTS, PARTICIPATION IN FUTURE FINANCINGS. The Holder shall be entitled to registration rights and participation rights, and, the Holder shall be subject to the benefits and restrictions of the Investor Rights Agreement, including Section 2.13 entitled “Market Stand-Off Agreement.”

9. NO STOCKHOLDER RIGHTS. Subject to Sections 5, 7, 8 and 12 hereof, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company and the Company shall execute a new warrant in favor of such transferee, without charge.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 13700 Alton Parkway, Suite 134, Irvine, California 92618 and to Holder at Beemdstraat 23, 5653 MA Eindhoven, The Netherlands, Attention: Managing Director, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

(a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b) In case:

(i) the Company shall take a record of the holders of its stock or securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the anticipated date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of such stock or securities at the time receivable upon exercise of this Warrant shall be entitled to exchange their stock or securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. The Company shall use its reasonable efforts to mail such notice at least twenty(20) days prior to the date therein specified.

13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

15. AMENDMENT. This Warrant may be amended only by the written agreement of (a) the Company and (b) the Holder.

16. INDEMNIFICATION. The Company shall indemnify, save and hold harmless Holder and the holder of any Warrant Shares from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses reasonably incurred, by such holder in connection with interpreting, preserving, exercising and/or enforcing any of the terms hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of this 2nd day of May, 2007.

DEVAX, INC.

Signature:	/s/ Jeffrey Theil
Print Name:	Jeffrey Theil
Title:	President and COO

SIGNATURE PAGE

NOTICE OF EXERCISE

TO: DEVAX, INC.

(1)     ☐ The undersigned hereby elects to purchase                      Warrant Shares (as defined in the Warrant) of DEVAX, INC., a Delaware corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

 ☐ The undersigned hereby elects to purchase                      Warrant Shares of DEVAX, INC., a Delaware corporation (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Warrant Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Warrant Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Warrant Shares and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:                     , 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.